Exhibit (r)(1)

Broadstone Real Estate Access Fund

Code of Ethics

I.	Purpose of the Code of Ethics

This code of ethics (the “Code”) is based on the principle that, you as an access person of the Fund, will conduct your personal investment activities in accordance with:

•	the duty at all times to place the interests of the Fund’s shareholders first;

•	the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•	the fundamental standard that Fund personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the Fund has adopted this Code to specify a code of conduct for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.	Legal Requirement

Pursuant to Rule 17j-1(b) of the 1940 Act, it is unlawful for any Access Person to:

•	employ any device, scheme or artifice to defraud the Fund;

•	make any untrue statement of a material fact to the Fund or fail to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they were made, not misleading;

•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

•	engage in any manipulative practice with respect to the Fund, in connection with the purchase or sale (directly or indirectly) by such Access Person of a security “held or to be acquired” by the Fund.

III.    Definitions – All definitions shall have the same meaning as explained in Rule 17j-1 or Section 2(a) of the 1940 Act and are summarized below.

Access Person means – Any Trustee, officer, general partner, or Advisory Person of the Fund or of the Fund’s Investment Adviser/Investment Sub-Adviser (or of any entity in a control relationship to the Fund or Investment Adviser/Investment Sub-Adviser) who, in connection with his/her regular functions or duties, makes participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

For purposes of this Code, an “Access Person” who is subject to the securities pre-clearance requirements and securities transaction reporting requirements of the Code adopted by the Fund’s Investment Adviser/Investment Sub-Adviser or Principal Underwriter in compliance with Rule 17j-1 under the 1940 Act, Rule 204A-2 of the Advisers Act, or Section 15(f) of the Exchange Act, as applicable, shall not be subject to the requirement to obtain pre-approval from the Fund’s CCO before directly or indirectly acquiring beneficial ownership in any covered securities in an initial public offering or in a private placement or other limited offering. Such persons shall also be exempt from the reporting and certification requirements set forth in Sections V and VII of this Code.

Automatic Investment Plan – A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Advisory Person of the Fund or of the Fund’s Investment Adviser/Investment Sub-Adviser shall have the same meaning as that set forth in Rule 17j-1 of the Act.

Beneficial ownership shall have the same meaning as that set forth in Rule 16a-1(a)(2) of the Exchange Act. “Beneficial ownership” can have broad meaning that covers many types of transactions or relationships. “Beneficial ownership” is based on an individual’s ability to profit from a particular purchase or sale of securities held by the individual or by his or her family members; through derivative transactions, registered investment companies, partnerships, corporations; or through other arrangements.

Control shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

Covered Security – shall be any security except that it does not include:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(iii)	Shares issued by open-end registered investment companies (excluding open-end exchange traded funds).

Exchange Traded Fund means an open-end registered investment company that is not a unit investment trust, and that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act permitting it to issue securities that trade on the secondary market. Examples of open-end exchange-traded funds include, but are not limited to: Select Sector SPDRS; iShares; PowerShares; etc.

Fund means an investment company registered under the 1940 Act.

An Initial Public Offering means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Act.

Limited Offering means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

Purchase or Sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

Security held or to be Acquired by the Fund means:

(i) Any Covered Security which, within the most recent 15 days:

(A) Is or has been held by the Fund; or

(B) Is being or has been considered by the Fund or its Investment Advisor/Investment Sub-Adviser for purchase by the Fund; and

(ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

IV.	Policies of the Fund Regarding Personal Securities Transactions

General

No Access Person of the Fund shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

Specific Policies

No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

•	is being considered for purchase or sale by the Fund; or

•	is being purchased or sold by the Fund.

Pre-approval of Investments in IPOs and Limited Offerings

Access Persons must obtain approval from the Fund’s CCO before directly or indirectly acquiring beneficial ownership in any covered securities in an initial public offering or in a private placement or other limited offering.

V.	Reporting Procedures

The Fund shall notify each person (annually in January of each year), considered to be an Access Person of the Fund that he/she is subject to the reporting requirements detailed in Sections (a), (b) and (c) below and shall deliver a copy of this Code to such Access Person.

In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed, every Access Person of the Fund must report the following:

a) Initial Holdings Reports. Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person, the following information:

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

•	The date that the report is submitted by the Access Person.

This information must be current as of a date no more than 45 days prior to the date the person becomes an access person.

b) Quarterly Transaction Reports. Every Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable),the number of shares, and the principal amount of each Covered Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date that the report is submitted by the Access Person.

Furthermore, an Access Person need not make a quarterly transaction report under section V.b of this Code with respect to transactions effected pursuant to an Automatic Investment Plan.

With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

•	The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Access Person.

c) Annual Holdings Reports. Every Access Person must report on Exhibit C, attached hereto, annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.

d) Exceptions from Reporting Requirements. Each Independent Trustee need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph V.b. to the administrator, but only for a transaction in a Covered Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee or Officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Fund.

These exceptions do not exclude the Trustee from reporting any holdings or transactions in shares of the Fund in the reports under sections V.a, V.b, or V.c of this Code.

VI.	Review of Reports

The CCO of the Fund, or his/her delegate, shall be responsible for reviewing the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to the Board:

•	any transaction that appears to evidence a possible violation of this Code; and

•	apparent violations of the reporting requirements stated herein.

The CCO of the Fund shall review the reports made to them hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits.

The CCO of the Fund and the Board of the Fund shall review the operation of this Code at least annually. The CCO shall report all material violations of this Code and any sanctions imposed with respect thereto periodically, but no less frequently than annually to the Board.

VII.	Certification

Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them. Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such certification is attached hereto as Exhibit D.

Before the Board may approve the Code, the Fund must certify to the Board that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating this Code. Such certification shall be submitted to the Board at least annually.

Sources:

Section 17j-1 (as amended) of the 1940 Act;

Section 16 (as amended) of the Exchange Act;

The “Report of the Advisory Group on Personal Investing” issued by the Investment Company Institute on May 9, 1994; and,

The SEC’s September 1994 Report on “Personal Investment Activities of Investment Company Personnel.”

Adopted: July 10, 2018

Exhibit A

Broadstone Real Estate Access Fund

INITIAL HOLDINGS REPORT

To: ALPS Fund Services, as Administrator of the Broadstone Real Estate Access Fund

At the time I became an Access Person, I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the

Code of the Fund:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

Date	Print Name

Signature

Exhibit B

Broadstone Real Estate Access Fund

Quarterly Transaction Report

For the Calendar Quarter Ended

To:	ALPS Fund Services, Inc. as Administrator of the Broadstone Real Estate Access Fund

A.	Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of the Fund. I understand that this information must be reported no later than .

Title of Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a Trustee or Officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Fund.

B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established:

C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

Exhibit C

Broadstone Real Estate Access Fund

ANNUAL HOLDINGS REPORT

For the following period:    January 1, 20[     ] – December 31, 20[     ]

To: ALPS Fund Services, Inc. as Administrator of the Broadstone Real Estate Access Fund

As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of the Fund:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date	Print Name

Signature

Exhibit D

Broadstone Real Estate Access Fund

ANNUAL CERTIFICATE

Pursuant to the requirements of the Fund, the undersigned hereby certifies as follows:

1.	I have read the Fund’s Code.

2.	I understand the Code and acknowledge that I am subject to it.

3.	Since the date of the last Annual Certificate (if any) given pursuant to the Code, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code.

Date	Print Name

Signature